EXHIBIT 10.1
TERMINATION AGREEMENT

This Termination Agreement (“Agreement”), dated August 22, 2008, is entered into by and between The Brink’s Company, a Virginia corporation (the “Company”), and Austin F. Reed (“Executive”).
RECITALS

WHEREAS, Executive, as current Vice President, General Counsel and Secretary of the Company, hereby provides notice of termination from employment to the Company, characterized by Executive as for Good Reason, as defined in Section 1(e) of a Severance Agreement dated September 22, 1997 (“Severance Agreement”); and

WHEREAS, the Company believes that Executive’s expertise and knowledge will enhance the Company’s business and the Company desires to continue to employ Executive as Special Legal Counsel, in accordance with Company policies, until December 23, 2008, and to fulfill certain related duties and obligations under the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of (a) the mutual covenants and agreements set forth in this Agreement, and (b) other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Employment Period.

(a)           Certain Company Obligations.  As of September 15, 2008, Executive will take all actions necessary, whether in writing or otherwise, to effectuate a resignation as an officer and director of the Company and any affiliated entity, whether direct or indirect, of the Company.  The Company will take all necessary steps consistent with the foregoing, including but not limited to removing, effective September 15, 2008, Executive as signatory on any and all corporate records or documents of the Company and any affiliated entity, whether direct or indirect, of the Company, unless otherwise prohibited by law.  The Company will also remove, effective on the Commencement Date, Executive as an officer and authorized signatory of the Company, and any affiliated entity, whether direct or indirect, of the Company.

(b)           From September 15, 2008 (“Commencement Date”) through and until December 23, 2008, or until the date that the Mutual Release set forth in Exhibit A of this Agreement is executed by Executive, whichever shall be earlier (the “Employment Period”), Executive shall continue as an employee of the Company as Special Legal Counsel reporting to the Company’s Chief Executive Officer performing prescribed duties as assigned by the Company’s Chief Executive Officer, and subject to the Company’s policies and requirements applicable to its employees and to Executive as an executive thereof and receiving the base salary and benefits in effect as of the date of this Agreement.  If Executive’s employment is terminated by the Company for Cause, or if Executive voluntarily terminates his employment with the Company upon written notice to the Company prior to the end of the Employment Period, or if Executive dies or becomes permanently disabled, the remaining rights and obligations of the parties under this Agreement shall terminate, including but not limited to any and all payments which otherwise would have been paid following the Commencement Date, but subject to the continuing survival of certain terms as set forth in Section 9 below.  Executive hereby irrevocably designates December 23, 2008, or the date that the Mutual Release set forth in Exhibit A of this Agreement is executed by Executive, whichever shall be earlier, as his termination date from employment with the Company.

(c)           If Executive dies or becomes permanently disabled, the remaining rights and obligations of the parties under this Agreement shall terminate, but subject to the continuing survival of certain terms as set forth in Section 9 below.  In this event notwithstanding anything to the contrary in this Agreement, any unpaid payment to be provided to Executive pursuant to Section 4(a) below shall be accelerated and shall be unconditionally payable in full to Executive within thirty (30) days of the determination of his permanent disability in accordance with this Agreement, or to Executive’s estate within thirty (30) days of Executive’s death.  For purposes of this Agreement, the phrase “permanently disabled” shall mean that Executive is physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months, or for an aggregate of nine (9) months in any twelve (12) consecutive month period, to perform the essential functions of the position held by Executive during the Employment Period.  Any question as to whether Executive is permanently disabled as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company.  If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing.  The determination of whether Executive is permanently disabled made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

(d)           The term “Cause,” as used in Section 1(b) of this Agreement, means (i) an act or acts of dishonesty on Executive’s part which are intended to result in Executive’s substantial personal enrichment at the expense of the Company or (ii) repeated material violations by Executive of Executive’s obligations under this Agreement which are demonstrably willful and deliberate on Executive’s part and which have not been cured by Executive within a reasonable time after written notice to Executive specifying the nature of such violations.  Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice to Executive setting forth the reasons for the Company’s intention to terminate for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before an executive designated by Company, and (3) delivery to Executive of a notice of termination specifying the particulars of the reason for the termination for Cause in detail.

2.           Release of Claims.

(a)           Subject to the receipt of payment set forth in Section 4(a) of this Agreement, as a material inducement to the Company to enter into this Agreement, Executive, on his own behalf and on behalf of his heirs, assigns, and agents, hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company, its controlled affiliates, all current and former parent companies, subsidiaries, divisions, affiliates, related companies, partnerships or joint ventures, and, with respect to each of them, their predecessors and successors, and, with respect to each such entity, all of its past, present and future employees, respective insurers, representatives, officers, directors, shareholders, partners, joint ventures, independent contractors, agents, employees, attorneys, retirement benefit plans, welfare benefit plans and their heirs, executors, administrators, successors and assigns, and any other person acting by, through, under or in concert with any of the persons or entities listed in this Section, and their successors (collectively referred to herein as the “Released Parties”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys fees and costs actually incurred) of any nature whatsoever known or unknown, suspected or unsuspected, including, but not limited to, federal, state or local laws governing payment of wages, including but not limited to the Fair Labor Standards Act of 1938, as amended, discrimination on the basis of race, color, sex, religion, marital status, national origin, handicap or disability, age, veteran status, disabled veteran status, citizenship status or any other category protected under applicable federal, state or local law, including, but not limited to, those arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Civil Rights Act of 1866, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, and the Americans with Disabilities Act of 1990, any regulations thereunder, state or federal common law, or any other duty or obligation of any kind or description whether express or implied; any claim based on a statutory prohibition or requirement; any claim arising out of or related to an express or implied contract, including but not limited to Executive’s Executive Agreement Dated as of April 23, 1997, the First Amendment to Executive Agreement, dated March 28, 2007 and the Severance Agreement (collectively, “Executive/Severance Agreements”), or any other contract affecting terms and conditions of employment, including, but not limited to, any covenant of good faith and fair dealing; any tort claims; and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730; or any claims relating to the Company’s right to terminate the employment of its employees.  Both parties acknowledge as a consequence of this Agreement that any such written compensation plan or written incentive plan or program shall be construed within the context of a voluntary termination of employment by Executive, effective December 23, 2008.

(b)           Executive represents that he understands the foregoing release, that rights and claims under the ADEA are among the rights and claims against the Released Parties he is releasing, and that he is not releasing any rights or claims arising after the Effective Date of this Agreement.

(c)           Notwithstanding anything contained in this Agreement to the contrary, including Sections 2(a) and 2(b) herein, this Agreement does not relinquish or modify Executive’s rights, if any, under any Company compensation, benefits or employee benefit plan(s) under ERISA or otherwise in which Executive is a current participant; however, this Section does not make any representations as to what rights, if any, Executive may have under any such compensation, benefits or employee benefit plan(s).

(d)           Executive agrees that, absent compulsion of court order, he will not directly or indirectly assist any non-governmental third party or other non-governmental entity in maintaining, proceeding upon, or litigating any claim of any kind in any forum against any of the Released Parties, unless otherwise required by applicable law.  With respect to any charges, complaints, or investigations that have been or may be filed and/or commenced concerning events or actions relating to Executive’s employment or separation from employment, Executive waives and releases any right he may have to recover in any lawsuit or proceeding brought by an administrative agency or other person on his behalf or which includes him in a class.  Additionally, Executive affirms that he has not filed any complaints or charges with a court or administrative agency against any of the Released Parties prior to the execution of this Agreement.

(e)           Notwithstanding anything contained in this Agreement or the terms of the Mutual Release set forth in Exhibit A hereto to the contrary, including Section 2, nothing should be construed to waive Executive’s right to sue the Company for breach of this Agreement.

(f)           Notwithstanding anything to the contrary in the Agreement or the Mutual Release set forth in Exhibit A hereto, Executive retains and reserves, and does not waive or otherwise release or modify in any way, all of his indemnification rights and protections pursuant to the Company’s Amended and Restated Articles of Incorporation and By-laws (as in effect as of the Effective Date hereof), the Indemnification Agreement, dated September 17, 1993, under any applicable insurance policy (subject to the terms of such policy) and/or by operation of law, which indemnification obligations of the Company shall remain in full force and effect subsequent to the termination of Executive’s employment with respect to the Executive’s actions or inactions through the date of the termination of his employment.

3.           Release Upon Termination of Employment.  The Company will provide to Executive, by December 1, 2008, and Executive will execute and return to the Company, by but not before December 23, 2008, a Mutual Release in the form set forth in Exhibit A hereto.  If Executive does not execute and return the Mutual Release to the Company, absent Executive’s death or permanent disability as defined in Section 1(c) of this Agreement, by December 23, 2008, the remaining rights and obligations of the parties under this Agreement shall terminate, including but not limited to any and all payments which otherwise would have been paid following the Commencement Date, but subject to the continuing survival of certain terms as set forth in Section 9 below.

4.           Certain Payment.

(a)           In consideration of Executive’s agreement to the terms of this Agreement, the Company will make a payment to Executive, of one million, six hundred and nine thousand and fifty-two dollars and seventy-five cents ($1,609,052.75), less applicable deductions, such payment to be made on December 31, 2008, following the Company’s receipt of the Mutual Release in the form set forth in Exhibit A hereto on December 23, 2008, signed by Executive, without revocation by Executive; provided, however, that in no event will any amounts payable pursuant to this Section 4(a) be paid later than the 15th day of the third calendar month following the end of the Executive’s taxable year in which the earliest of the following events occurs: (i) Executive dies, (ii) Executive becomes permanently disabled within the meaning of Section 1(c) of this Agreement, or (iii) Executive terminates his employment with the Company on December 23, 2008 pursuant to Section 1(b) of this Agreement.

(b)           In consideration of Executive’s agreement to the terms of this Agreement, Executive and the Company agree that Executive will continue to participate for thirty-six (36) months from the date of his termination of employment in the following plans and programs:  (i)  BCO Matching Gift Program; and (ii) Tax & Financial Planning Program; provided, however, that payments to Executive under the Tax & Financial Planning Program in a particular year (1) will not exceed (A) $10,000 or (B) amounts actually expended by Executive for reimbursable tax and financial planning costs, as defined in the Tax & Financial Planning Program, for that year, whichever is lower and (2) will be made on December 1, 2009; December 1, 2010; and December 1, 2011, and cannot be accelerated or deferred from such dates; provided, further, that the maximum amount available for reimbursement in any calendar year will not be increased or decreased to reflect the amount expended or reimbursed in a prior or subsequent calendar year, and the right to reimbursement is not subject to liquidation or exchange for another benefit.  This Tax & Financial Planning Program benefit is intended to comply with Treasury Regulations Section 1.409A-3(i)(1) and shall be so interpreted and applied.  During the thirty-six (36) month period from the date of the termination of his employment, Executive will also participate in the Company’s retiree medical plan and will pay the same employee contribution rates as the Company’s active employees, such employee contributions to be paid quarterly in advance.  The Company, if requested within thirty (30) months of Executive’s date of employment termination, agrees to provide the relocation benefit described in Section 4 (iv) of Severance Agreement; provided, however, that Executive will be entitled to payments under such relocation benefit only to the extent (1) such payments are reimbursement for reasonable moving expenses actually incurred by Executive and directly related to the termination of services for the Company within the meaning of Treasury Regulations Section 1.409A-1(b)(9)(v)(A); (2) such payments are reimbursement for expenses incurred by Executive during the Executive’s first two taxable years after the year in which the Executive’s termination of employment from the Company occurs; (3) such payments are made by the end of the Executive’s third taxable year after the year in which the Executive’s termination of employment from the Company occurs; and (4) such relocation benefits are only payable to the extent Executive has had a separation from service from the Company within the meaning of Treasury Regulations Section 1.409A-1(h).  The Company agrees to sell to Executive a certain whole life insurance policy the Company currently owns on the life of Executive at the fair market value of the whole life insurance policy.

(c)           In consideration of Executive’s agreement to the terms of this Agreement, and consistent with the terms of the Severance Agreement, the Company agrees that the vesting of all outstanding stock options that have been awarded to Executive as of the date of this Agreement shall vest on December 31, 2008, which shall be the effective date of the expiration of the revocation period contained in the Mutual Release set forth in Exhibit A of this Agreement, other than stock options granted on July 10, 2008 which shall vest on July 11, 2009.

(d)           Compliance with Code 409A.  It is intended that any amounts payable under this Agreement and the Company’s and Executive’s exercise of authority or discretion hereunder will comply with the provisions of Section 409A so as not to subject Executive to the payment of the additional tax, interest and any tax penalty which may be imposed under Section 409A.  In furtherance of this interest, to the extent that any provision hereof would result in Executive being subject to payment of the additional tax, interest and tax penalty under Section 409A, the parties agree to amend this Agreement, to the extent permissible under IRS rulings, regulations or other guidance, in order to bring this Agreement into compliance with Code Section 409A, provided there is no financial impact to the Company with respect to the terms of this Agreement; and thereafter interpret its provisions in a manner that complies with Code Section 409A.  Notwithstanding the foregoing, no particular tax result for Executive with respect to any income recognized by Executive in connection with the Agreement is guaranteed, and Executive will be responsible for any taxes, penalties and interest imposed on Executive under or as a result of Section 409A in connection with the Agreement.

5.           Non-Competition and Non-Solicitation.

(a)           Executive agrees that during the Employment Period and for a period of one year following the end of the Employment Period, subject to receipt of the payment set forth in Section 4, he shall not directly or indirectly:

(i)           enter into, or attempt to enter into, remain within, or otherwise participate within a Restricted Business (as defined below) in the United States or other jurisdictions in which the Company or any of its subsidiaries conduct business or have developed plans to conduct business within one year thereafter as a principal, partner, joint venturer, employee, consultant, agent, broker, intermediary, representative, shareholder, investor, officer or director or have any direct or indirect financial interest, including without limitation, the interest of a creditor in any form in any business which is in any way directly or indirectly competitive with or similar to the business or businesses of the Company as it now exists or may then exist; provided, however, the ownership by Executive of stock listed on a national securities exchange of any corporation conducting such directly or indirectly competing business shall not be deemed a violation of this Agreement if the Executive and his associates (as such term is defined in Regulation 14A of the Securities Exchange Act of 1934 as in effect on the date hereof) collectively do not own more than an aggregate of one percent (1%) of the stock of such corporation; or

(ii)           receive any remuneration in any form from any business described in (i) above, except Executive may receive remuneration as a mediator or arbitrator concerning matters not effecting the Company, either directly or indirectly; or

(iii)           induce or attempt to persuade any then-current employee, agent, manager, consultant or director of the Company or any of its subsidiaries to terminate such employment or other relationship in order to enter into any business relationship or business combination with the Executive or any other person, whether or not in competition with the Company or any of its subsidiaries; or

(iv)           on and after December 23, 2008 , use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the business of the Company or any of its subsidiaries; or

(v)           solicit, divert, or take away from the Company or any of its subsidiaries, or otherwise attempt to establish for Executive or for any other person, corporation or other business entity, any business relationship with any person which is, or during the one year period preceding the Commencement Date was, a customer, client or distributor of the Company or any of its subsidiaries.

(b)           For the purposes of this Section 5, a "Restricted Business" shall mean a person, company, corporation, or other entity, whether existing or to be formed, engaged or has developed plans to engage in the business of Brink’s, Incorporated or Brink’s Home Security, including but not limited to armored transportation of valuables, business and residential security services, cash logistics, and the secured destruction of documents.

(c)           It is the desire and intent of the Company and Executive that the provisions of this Section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular portion of this Section 5 shall be adjudicated to be invalid or unenforceable, this Section 5 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 5 in the particular jurisdiction in which such adjudication is made.  The Executive acknowledges that, upon receipt of the amount set forth in Section 4, he will have received good and valuable consideration for the restrictive covenants contained in this Section 5.

(d)           Any breach by Executive of his obligations under Section 5 shall be considered a material breach of this Agreement which shall not be considered curable but shall result in immediate termination of this Agreement.

6.           Confidentiality.

(a)           Executive will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available or, except in the course of Executive’s performance of services for the Company, use any trade secrets or confidential business and technical information of the Company or its customers or vendors, without limitation as to when or how Executive may have acquired such information.  As used in this Agreement, “Confidential Information” shall mean and include, without limitation, technical or business information not readily available to the public or generally known in the trade, including but not limited to the Company’s selling, manufacturing, marketing, pricing, distribution and business plans, methods, strategies and techniques; training, service, security and business policies and procedures; inventions; ideas; improvements; discoveries; developments; formulations; specifications; designs; standards; financial data; customer and supplier information; vendor and product information; security information; customer and prospective customer lists; other customer and prospective customer information; equipment; mechanisms; processing and packaging techniques; trade secrets and other confidential or business information, knowledge, data and know-how of the Company, whether or not they originated with Executive or information which the Company received from third parties under an obligation of confidentiality.  Executive specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Executive and whether compiled by the Company, and/or Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention, disclosure or use of such information by Executive during the term of this Agreement (except in the course of performing services for the Company) or after the termination of this Agreement shall constitute a misappropriation of the Company’s trade secrets.

(b)           Executive agrees that upon the termination of this Agreement or the termination of Executive’s performance of services, for any reason, Executive shall return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 6(a) of this Agreement.  In the event that such items are not so returned, the Company will have the right to charge Executive for all reasonable damages, costs, attorneys’ fees and other expenses incurred in searching for, taking, removing and/or recovering such property.

7.           Discoveries and Inventions:  Work Made for Hire.

(a)           Executive agrees that upon conception and/or development of any idea, discovery, invention, improvement, software, writing or other material or design that:  (A) relates to the business of the Company, or (B) relates to the Company’s actual or demonstrably anticipated research or development, or (C) results from any services performed by Executive for the Company, Executive will assign to the Company the entire right, title and interest in and to any such idea, discovery, invention, improvement, software, writing or other material or design.  Executive has no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design that Executive conceives and/or develops entirely on Executive’s own time without using the Company’s equipment, supplies, facilities, or trade secret information unless the idea, discovery, invention, improvement, software, writing or other material or design either:  (i) relates to the business of the Company, or (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Executive for the Company.

(b)           Executive acknowledges that, to the extent permitted by law, all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefore, prototypes and other materials (hereinafter, “Items”), including without limitation, any and all such Items generated and maintained on any form of electronic media, generated by Executive during the term of this Agreement shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Company.

(c)           All elements of this Section 7 shall apply to and be in full force and effect during the Employment Period and the one-year period following the Commencement Date.

8.           Specific Performance.  Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Sections 5 and 6 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach.  Therefore, the Company shall also be entitled to immediate injunctive relief without notice to enforce said provisions.

9.           Survival.  Subject to any limits on applicability contained therein, Sections 2, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, and 18 hereof shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement.

10.           Representations.

(a)           Executive hereby represents and acknowledges that he has read and fully agrees with the contents of this Agreement.  Executive further acknowledges and agrees that the employment relationship will be terminated in a particular manner in reliance upon the covenants and assurances contained herein and that such reliance, covenants and assurances are adequate and sufficient consideration to be received by Executive as a result of his voluntary agreement to execute and to abide by the terms of this Agreement.

(b)           Executive represents and acknowledges that he has retained or has had the opportunity to retain counsel concerning this matter, that Executive has read and fully understands the terms of this Agreement, or has had it analyzed by counsel of his choosing, with sufficient time, and that he is aware of its contents and of its legal effects.

(c)           Executive represents and acknowledges that he has been afforded the opportunity to take twenty-one (21) days to consider the waiver of his rights under the ADEA, prior to signing this Agreement.

(d)           In the event it shall be determined that there is any ambiguity contained in this Agreement, said ambiguities shall not be construed against any party hereto as a result of such party’s preparation of this Agreement, but shall be construed in favor or against either of the parties in light of all of the facts, circumstances and intentions of the parties at the time of the Effective Date, as defined in this Agreement.

(e)           As part of the consideration for the payments as described in this Agreement, as well as the acceptance of the obligations set forth in the Agreement, Executive expressly guarantees and has represented and does hereby expressly warrant and represent to the Company that:

(i)           he is legally competent and duly authorized to execute this Agreement and it has been read or explained to him in a language and manner fully understandable to him; and

(ii)           he has not assigned, pledged, or otherwise in any manner whatsoever sold, hypothecated, or otherwise transferred or pledged, either by instrument in writing or otherwise, any right, title, interest, or claim which he has or may have by reason of any claims, damages or otherwise be sustained as of the execution of this Agreement.

11.           Effective Date of the Agreement.  Executive must sign this Agreement and return it to the Company within twenty-one (21) days after receipt of the Agreement and shall have seven (7) days from the date he signs it to revoke his consent to the waiver of his rights under the ADEA in writing addressed and delivered to the Company official executing this Agreement on behalf of the Company, which action shall revoke this Agreement in its entirety, rendering the entire agreement void and unenforceable.  The Agreement will take effect on the eighth day after Executive has signed the Agreement, without revocation (“Effective Date”).

12.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect under any applicable law, such invalidity or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced as if such invalid or unenforceable provision had never been contained herein.

13.           Complete Agreement.  This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of the Effective Date, as defined in Section 11, and the date preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including but not limited to Executive’s Executive/Severance Agreements, which prior understandings, agreements or representations are hereby terminated, abrogated and rendered null and void in their entirety, except that if the payment is not made as set forth in Section 4(a) of this Agreement, the Severance Agreement shall be deemed reinstated without further action being necessary by the parties.

14.           Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

15.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party.  Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets, provided such transferee or successor assumes the liabilities of the Company hereunder.

16.           Notice.  Where notice is required pursuant to this Agreement, it shall be made by regular mail to Executive at Austin F. Reed, 12613 Wilde Lake Drive, Richmond, Virginia 23233, and to Company, attention General Counsel, The Brink’s Company, 1801 Bayberry Court, P.O. Box 18100, Richmond, Virginia 23226-8100.  Executive and the Company agree to provide notice of change of address immediately, but in no event later than thirty (30) days after such change of address is effective.

17.           Choice of Law.  The Agreement shall be governed by and construed and implemented under the laws of the Commonwealth of Virginia, without regard to principles of conflicts of law or decisional authority in this regard.  The parties agree that the state and federal courts located in the County of Henrico, Commonwealth of Virginia shall have exclusive jurisdiction in any action, suit or proceeding by or against Executive based on or arising out of this Agreement and the parties hereby:  (a) submit to the personal jurisdiction of such courts; (b) consent to service of process in connection with any action, suit or proceeding against Executive; and (c) waive any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

18.           Amendment and Waiver.  The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

AUSTIN F. REED	THE BRINK’S COMPANY

By: /s/ Austin F. Reed	By: /s/ Michael T. Dan
Austin F. Reed	Michael T. Dan
President and Chief
Executive Officer

Dated: 8/22/08	Dated: 8-22-2008

WAIVER

BY SIGNING BELOW, THE EXECUTIVE HEREBY IRREVOCABLY ELECTS TO WAIVE THE 21-DAY PERIOD REFERRED TO IN SECTION 10 OF THE ABOVE AGREEMENT.

/s/ Austin F. Reed
AUSTIN F. REED

Dated: 8/22/08

COMMONWEALTH OF VIRGINIA	)
	)	ss.:
COUNTY OF HENRICO	)

On this 22nd day of August, 2008 before me personally came AUSTIN F. REED, to me known and known to me to be the individual described in and who executed the foregoing Agreement, and he duly acknowledged to me that he executed the same.

/s/ Elizabeth Restivo
Notary Public

COMMONWEALTH OF VIRGINIA	)
	)	ss.:
COUNTY OF HENRICO	)

On this 22nd day of August, 2008 before me personally came Michael T. Dan, to me known and known to me to be the officer who executed the foregoing Agreement on behalf of THE BRINK’S COMPANY, and he duly acknowledged to me that he executed the same.

/s/ Rose M. Gifford
Notary Public

EXHIBIT A

MUTUAL RELEASE

MUTUAL RELEASE (“RELEASE”) dated as of _______ between THE BRINK’S COMPANY (“COMPANY”) and AUSTIN F. REED (“EXECUTIVE”):

For and in consideration of the promises set forth in the Termination Agreement, dated as of ____________, 2008, between EXECUTIVE and the COMPANY (“AGREEMENT”), the COMPANY hereby releases and forever discharges EXECUTIVE  from any claims, acts, damages, demands, benefits, accounts, liabilities, obligations, liens, costs, rights of action, claims for relief, and causes of action, in law and in equity, both known and unknown, which the COMPANY ever had, now has, or might in the future have against the EXECUTIVE for any conduct, action, or failure to act as of the date of this RELEASE, except such as may arise from any malfeasance on the part of the EXECUTIVE.

The COMPANY has offered EXECUTIVE the opportunity to receive payments from, the COMPANY, under the terms and conditions set forth in the AGREEMENT.  Such opportunity offered to EXECUTIVE by the COMPANY, which EXECUTIVE acknowledges constitutes good and valuable consideration, will be provided to EXECUTIVE in consideration of his voluntarily signing this RELEASE on December 23, 2008, and returning the signed RELEASE to the COMPANY’S General Counsel, without revocation,  on December 23, 2008.  EXECUTIVE is encouraged to consult with an attorney before signing this RELEASE and has twenty-one (21) days from the date of EXECUTIVE’S receipt of the RELEASE to sign and return it to the COMPANY.  If EXECUTIVE does sign this RELEASE, he will have seven (7) days from the date he signs it to revoke his consent to the waiver of his rights under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), as set forth herein, such revocation to be in writing addressed and delivered to the COMPANY, which action shall revoke this RELEASE in its entirety, rendering the entire RELEASE void and unenforceable.  The RELEASE will take effect on the eighth day after EXECUTIVE has signed the RELEASE, without revocation (the “RELEASE EFFECTIVE DATE”).

Subject to the receipt of the payment set forth in Section 4(a) of the AGREEMENT, as a material inducement to the COMPANY to enter into this RELEASE, EXECUTIVE, on his own behalf and on behalf of his heirs, assigns, and agents, hereby irrevocably and unconditionally releases, acquits and forever discharges the COMPANY, its controlled affiliates, all current and former parent companies, subsidiaries, divisions, affiliates, related companies, partnerships or joint ventures, and, with respect to each of them, their predecessors and successors, and, with respect to each such entity, all of its past, present and future  employees, respective insurers, representatives, officers, directors, shareholders, partners, joint ventures, independent contractors, agents, employees, attorneys, retirement benefit plans, welfare benefit plans and their heirs, executors, administrators, successors and assigns, and any other person acting by, through, under or in concert with any of the persons or entities listed in this paragraph, and their successors (collectively referred to herein as “RELEASED PARTIES”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys fees and costs actually incurred) of any nature whatsoever known or unknown, suspected or unsuspected, including, but not limited to, federal, state or local laws governing payment of wages, including, but not limited to, the Fair Labor Standards Act of 1938, as amended, discrimination on the basis of race, color, sex, religion, marital status, national origin, handicap or disability, age, veteran status, disabled veteran status, citizenship status or any other category protected under applicable federal, state or local law, including, but not limited to, those arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the ADEA, the Civil Rights Act of 1866, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, and the Americans with Disabilities Act of 1990, any regulations thereunder, state or federal common law, or any other duty or obligation of any kind or description whether express or implied; any claim based on a statutory prohibition or requirement; any claim arising out of or related to an express or implied contract, including but not limited to EXECUTIVE’S Executive Agreement, dated April 23, 1997, the First Amendment to Executive Agreement, dated March 28, 2007, and the Severance Agreement, dated as of September 22, 1997, or any other contract affecting terms and conditions of employment, including, but not limited to, any covenant of good faith and fair dealing; any tort claims; and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730; any claims relating to the COMPANY’s right to terminate the employment of its employees or any right to any payment or benefit, whether vested or not, arising from or under any compensation or incentive plans which EXECUTIVE now participates in, has, owns or holds, or claims to have participated in, have, own or hold, or which EXECUTIVE at any time heretofore has participated in, owned or held, claimed to have participated in, have, own or held, or which EXECUTIVE at any time hereinafter may have, participate in, own or hold or claim to have, participate in, own or hold against the RELEASED PARTIES unless the terms of any particular written compensation plan or written incentive plan or program expressly state otherwise.  If there is a conflict between this provision and the written terms of a particular written compensation plan or written incentive plan or program, the written terms of the applicable written compensation plan or written incentive plan or program shall prevail.  Both parties acknowledge as a consequence of this AGREEMENT that any such written compensation plan or written incentive plan or program shall be construed within the context of a voluntary termination of employment by EXECUTIVE, effective December 23, 2008.

Notwithstanding anything contained in this RELEASE to the contrary, including the paragraphs of this RELEASE set forth above, this RELEASE does not relinquish or modify EXECUTIVE’S rights, if any, under any COMPANY compensation, benefits or employee benefit plan(s) under ERISA or otherwise; however, this RELEASE does not make any representations as to what rights, if any, EXECUTIVE may have under any such compensation, benefits or employee benefit plan(s), including those expressly set forth in Section 4(b) and 4(c) of the AGREEMENT.

Notwithstanding anything to the contrary in the AGREEMENT or this RELEASE, EXECUTIVE retains and reserves, and does not waive or otherwise release or modify in any

2

way, all of his indemnification rights and protections pursuant to the COMPANY’S Amended and Restated Articles of Incorporation and By-laws (as in effect as of the Effective Date hereof), the Indemnification Agreement, dated September 17, 1993, under any applicable insurance policy (subject to the terms of such policy) and/or by operation of law, which indemnification obligations of the COMPANY shall remain in full force and effect subsequent to the termination of EXECUTIVE’S employment with respect to EXECUTIVE’S actions or inactions through the date of the termination of his employment.

EXECUTIVE expressly acknowledges that the foregoing RELEASE is intended to include and does include in its effect without limitation all claims which EXECUTIVE does not know or suspect to exist in his favor against the RELEASED PARTIES at the time of execution of the RELEASE and that this RELEASE contemplates the extinguishment of any such claims.

EXECUTIVE represents that he understands the foregoing RELEASE, that rights and claims under the ADEA are among the rights and claims against the COMPANY he is releasing, and that he is not releasing any rights or claims arising after the RELEASE EFFECTIVE DATE.

EXECUTIVE agrees that, absent compulsion of court order, he will not directly or indirectly assist any non-governmental third party or other non-governmental entity in maintaining, proceeding upon, or litigating any claim of any kind in any forum against any of the RELEASED PARTIES, unless otherwise required by applicable law.  With respect to any charges, complaints or investigation that have been or may be filed and/or commenced concerning events or actions relating to EXECUTIVE’S employment or separation from employment, EXECUTIVE waives and releases any right he may have to recover in any lawsuit or proceeding brought by an administrative agency or other person on his behalf or which includes him in a class.  Additionally, EXECUTIVE affirms that he has not filed any complaints or charges with a court or administrative agency against any of the RELEASED PARTIES prior to the execution of this RELEASE.

IN WITNESS WHEREOF, the parties have executed this MUTUAL RELEASE as of the date and year first above written.

AUSTIN F. REED	THE BRINK’S COMPANY

By: ________________	By: ________________
Austin F. Reed

Dated: ______________	Dated: ______________

3

WAIVER

BY SIGNING BELOW, THE UNDERSIGNED EXECUTIVE HEREBY IRREVOCABLY ELECTS TO WAIVE THE 21-DAY PERIOD REFERRED TO IN THE SECOND PARAGRAPH OF THE ABOVE MUTUAL RELEASE.

________________________________
AUSTIN F. REED

Dated:___________________________

4

COMMONWEALTH OF VIRGINIA	)
	)	ss.:
COUNTY OF HENRICO	)

On this _______day of December, 2008 before me personally came AUSTIN F. REED, to me known and known to me to be the individual described in and who executed the foregoing RELEASE, and he duly acknowledged to me that he executed the same.

____________
Notary Public

COMMONWEALTH OF VIRGINIA	)
	)	ss.:
COUNTY OF HENRICO	)

On this _______ day of December, 2008 before me personally came ____________________, to me known and known to me to be the officer who executed the foregoing RELEASE on behalf of THE BRINK’S COMPANY, and he duly acknowledged to me that he executed the same.

____________
Notary Public

5